                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               USX Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                   USX Corporation

[LOGO]             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   AND PROXY STATEMENT

                   2000

                   Marathon Group Common Stock
                   U.S. Steel Group Common Stock









                   TUESDAY, APRIL 25, 2000
                   10:00 A.M., CENTRAL DAYLIGHT TIME




                   Wynfrey Ballroom
                   The Wynfrey Hotel at Riverchase Galleria
                   1000 Riverchase Galleria
                   Birmingham, Alabama 35244



                   PLEASE VOTE PROMPTLY EITHER BY:
                   - telephone,
                   - the Internet, or
                   - marking, signing and returning your proxy card.

                                  [LETTERHEAD]


March 13, 2000


Dear USX Stockholder,

We will hold our 2000 annual meeting of stockholders in the Wynfrey Ballroom of The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, April 25, 2000 at 10:00 A.M., Central Daylight Time.

We will elect directors and independent accountants at the meeting.
The board of directors has nominated five of our 15 directors for re-election this year. They are all Class I directors, which means their terms will expire at the 2003 annual meeting. You can read about them, and about the other directors who will continue in office, on pages 12-17 of the proxy statement. All the nominees except one have been previously elected by the stockholders.

We hope you will vote either by telephone or over the Internet or by marking, signing and returning your proxy card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

/s/ Thomas J. Usher





                       Marathon Group - U. S. Steel Group

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders..............................  4

Proxy Statement.......................................................  5

  Questions and Answers...............................................  5

  The Board of Directors..............................................  7

  Proposals of the Board

    PROPOSAL NO. 1
    ELECTION OF DIRECTORS............................................. 11
    Nominees for Director............................................. 12
    Continuing Directors.............................................. 14

    PROPOSAL NO. 2
    ELECTION OF INDEPENDENT ACCOUNTANTS............................... 17

Security Ownership.................................................... 18

Executive Compensation and Other Information.......................... 20


     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS on April 25, 2000




     We will hold our 2000 annual meeting of stockholders in the Wynfrey Ballroom of The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama 35244 on Tuesday, April 25, 2000 at 10:00A.M., Central Daylight Time, in order to:

     - elect five Class I directors,
     - elect independent accountants for 2000, and
     - transact any other business that properly comes before the meeting.

     You are entitled to vote at the meeting if you were an owner of record of either USX-Marathon Group or USX-U. S. Steel Group common stock at the close of business on February 25, 2000. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker will suffice.

     By order of the Board of Directors,

     Dan D. Sandman
     Secretary




     Dated: March 13, 2000











     USX Corporation
     600 Grant Street
4    Pittsburgh, PA 15219-4776

PROXY STATEMENT




WE HAVE SENT YOU THIS PROXY STATEMENT BECAUSE THE BOARD OF DIRECTORS IS ASKING YOU TO GIVE YOUR PROXY (THAT IS, THE AUTHORITY TO VOTE YOUR SHARES) TO OUR PROXY COMMITTEE SO THEY MAY VOTE YOUR SHARES ON YOUR BEHALF AT OUR ANNUAL MEETING OF STOCKHOLDERS. The members of the proxy committee are Thomas J. Usher, Paul J. Wilhelm and Robert M. Hernandez. They will vote your shares as you instruct.

We will hold the meeting on April 25, 2000 in the Wynfrey Ballroom of The Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 1999 annual reports on or about March 13, 2000.

QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------
- WHO MAY VOTE?

You may vote if you were a holder of either USX-Marathon Group or USX- U.S. Steel Group common stock at the close of business on February 25, 2000.

- WHAT MAY I VOTE ON?
You may vote on:
     -    the election of five nominees to serve as Class I directors and
     - the election of PricewaterhouseCoopers LLP as our independent accountants.

- HOW DOES THE BOARD RECOMMEND I VOTE?
The board recommends that you vote:
     -    FOR each of the nominees for director and
     - FOR the election of PricewaterhouseCoopers LLP as independent accountants for 2000.

- HOW DO I VOTE?
You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card, and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares FOR each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting.

- MAY I CHANGE MY VOTE?
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:
     -    voting again by telephone or over the Internet,
     -    sending us a proxy card dated later than your last vote,
     -    notifying the Secretary of USX in writing, or
     -    voting at the meeting.

- WHAT IS THE VOTING RELATIONSHIP BETWEEN THE TWO CLASSES OF STOCK?
Both classes of USX common stock _ USX-Marathon Group Common Stock and
USX-U.S. Steel Group Common Stock _ will be voted together as a single class on all matters voted on at the meeting. Each share of Marathon stock will be entitled to one vote and each share of U.S. Steel stock will be entitled to
1.005 votes. We calculated the number of votes to which a share of U.S. Steel stock is entitled by using a formula described in USX's Restated Certificate of Incorporation. It is based on the ratio of the market value of one share of U.S. Steel stock to one share of Marathon stock over the 20 business-day period ending on February 18, 2000.

- HOW MANY OUTSTANDING SHARES ARE THERE?
At the close of business on February 25, 2000, which is the record date for the meeting, there were 311,767,687 shares of Marathon stock (representing 311,767,687 votes) and 88,398,085 shares of U.S. Steel stock (representing 88,840,075 votes) outstanding.

- HOW BIG A VOTE DO THE PROPOSALS NEED IN ORDER TO BE ADOPTED?
Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even with less than a majority. Independent accountants are elected by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

- WHAT ARE BROKER NON-VOTES?
The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters such as mergers and contested proposals unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

- WHAT CONSTITUTES A QUORUM?
Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

- WILL MY VOTE BE CONFIDENTIAL?
All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators, who are USX employees, and the inspector of election, who is independent, are required to execute confidentiality agreements.

- HOW WILL VOTING BE CONDUCTED ON OTHER MATTERS RAISED AT THE MEETING?
If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our corporate secretary on or after December 24, 1999 and no later than January 23, 2000, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

- WHEN MUST SHAREHOLDER PROPOSALS BE SUBMITTED FOR THE 2001 ANNUAL MEETING? Shareholder proposals submitted for inclusion in our 2001 proxy statement must be received in writing by our corporate secretary no later than 5:00 P.M. Eastern Time on November 13, 2000. Shareholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after December 28, 2000 and no later than January 27, 2001 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

                   THE BOARD OF DIRECTORS




                   Under our by-laws and the laws of Delaware, USX's state of incorporation, the business and affairs of USX are managed under the direction of the board of directors. The board met eight times in 1999. The directors spend considerable time preparing for board and committee meetings, and they attend as many meetings as possible. In 1999, their attendance averaged 93 percent. The board has five principal committees, all the members of which are non-employee directors. The table below shows the current committee memberships of each director and the number of meetings that each committee held in 1999.



                                                                      ORGANIZATION
                                                                      AND CORPORATE
BOARD COMMITTEE                          AUDIT       COMPENSATION      GOVERNANCE           PUBLIC POLICY      COMMITTEE ON
MEMBERSHIPS        DIRECTOR            COMMITTEE       COMMITTEE       COMMITTEE              COMMITTEE      FINANCIAL POLICY
                   ----------------------------------------------------------------------------------------------------------
                   Neil A. Armstrong                       X                                       X                 X
                   Jeanette G. Brown       X                                X                      X*
                   ----------------------------------------------------------------------------------------------------------
                   J. Gary Cooper          X                                                       X                 X
                   Charles A. Corry                                         X                      X                 X
                   ----------------------------------------------------------------------------------------------------------
                   Charles R. Lee                          X                X                                        X*
                   Paul E. Lego            X                                X                                        X
                   ----------------------------------------------------------------------------------------------------------
                   Ray Marshall            X                                                       X                 X
                   John F. McGillicuddy    X                                X                                        X
                   ----------------------------------------------------------------------------------------------------------
                   Seth E. Schofield                       X*               X                      X
                   John W. Snow            X*              X                                                         X
                   Douglas C. Yearley      X               X                X*
                   ----------------------------------------------------------------------------------------------------------
                   Number of Meetings
                   in 1999                 5               5                5                      4                 4
                   ----------------------------------------------------------------------------------------------------------

                   * Chairman

-------------------------------------------------------------------------------
AUDIT COMMITTEE    The Audit Committee is, among other things, responsible for:
                   - ensuring the integrity of our financial reports,
                   - recommending to the board the independent accountants to be nominated for election by the stockholders,
                   - reviewing the independence of the independent accountants,
                   - reviewing the scope of the audit activities of the
                     independent accountants and our internal auditors,
                   - providing direction to the internal audit staff and the
                     independent accountants,
                   - approving the independent accountants' audit fee,
                   - reviewing audit results,
                   - reviewing and approving the annual financial statements, the annual reports to stockholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission,
                   - determining that appropriate controls are in place to
                     ensure that we operate in accordance with our procedures and codes of conduct,
                   - reviewing compliance with our business conduct policies,
                   - reviewing significant accounting, auditing and Securities and Exchange Commission pronouncements,
                   - reviewing:
                     -- matters pertaining to potentially divergent interests,
                        if any, between the holders of the two classes of common stock,

                     -- our policies and practices with respect to the two
                        business groups, and
                     -- the board's performance of its fiduciary duties to both classes of stockholders, and
                   - reporting annually to the board on the adequacy of the
                     committee's charter.

-------------------------------------------------------------------------------
COMPENSATION       The Compensation Committee is responsible for:
COMMITTEE          - making recommendations to the board on all matters of
                     policy and procedures relating to executive compensation,
                   - approving the salaries of officers (other than the
                     officer-directors, whose salaries are approved by the
                     board),
                   - administering the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation
                     Plan, and
                   - administering the plans under which long-term incentives are granted and approving grants of options, stock
                     appreciation rights and restricted stock under those plans.
                   The committee is also authorized to:
                   - adopt and amend employee benefit plans,
                   - review the activities of United States Steel and Carnegie
                     Pension Fund as administrator of certain benefit plans, and
                   - make recommendations to the board concerning policy matters relating to employee benefits.
-------------------------------------------------------------------------------
ORGANIZATION AND   The Organization and Corporate Governance Committee:
CORPORATE          - makes recommendations to the board concerning the
GOVERNANCE           appropriate size and composition of the board, including
COMMITTEE            -- candidates for election as directors,
                     -- the composition and functions of board committees, -- the compensation of non-employee directors, and -- all matters relating to the development and effective functioning of the board,
                   - confers with management concerning plans for succession to executive management positions,
                   - assesses and makes recommendations concerning overall
                     corporate governance to the extent specific matters are not the assigned responsibility of other board committees, and
                   - considers nominees recommended by stockholders for election as directors.

                   In recommending candidates for election as directors, the committee, among other considerations, studies the composition of the board and tries to identify candidates with broad knowledge and experience in business and society in general. Recommendations of candidates by stockholders of record should be sent, together with the nominee's qualifications and consent to be considered as a nominee, to the Secretary of USX for presentation to the committee.

PUBLIC POLICY      The Public Policy Committee reviews and makes recommendations
COMMITTEE          to the board concerning corporate policy related to:
                   - community and governmental relations,
                   - codes of conduct,
                   - environmental, safety and health matters,
                   - investor relations,
                   - trade matters, and
                   - other broad social, political and public issues.

-------------------------------------------------------------------------------
COMMITTEE ON       The Committee on Financial Policy provides oversight with
FINANCIAL POLICY   respect to the appropriate capital structure and financial policies of USX. Its key responsibility in that role is to make recommendations to the board concerning dividends. The board has also delegated to the committee the authority to:
                   - approve financings by USX (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures,
                   - authorize loans to outside entities, guarantees by USX of the credit of others, and other uses of USX credit, and
                   - approve USX's funding policy for its pension and other
                     post-employment benefit plans.

                   In addition, the committee is responsible for reviewing the performance of United States Steel and Carnegie Pension Fund as investment manager and/or trustee of our employee benefit plans. It also receives reports and makes recommendations to the board on various financial matters.

                   COMPENSATION OF DIRECTORS

                   Our by-laws require that each non-employee director be paid allowances and attendance fees as the board may from time to time determine. Directors who are employees of USX receive no compensation for their service on the board. We pay our non-employee directors as follows:

Annual Retainer                                   $60,000

Committee Membership Fee                          $ 5,000 ($6,000 for committee chairmen)

Meeting Fee (for each board or committee meeting) $ 1,600
-----------------------------------------------------------------------------------------

                   Under our Deferred Compensation Plan for Non-Employee Directors, directors may defer some or all of their annual retainers in the form of Common Stock Units or cash. Each of our directors has elected to defer at least half of his or her retainer in the form of Common Stock Units, and some have deferred their entire retainers in this way. All new directors are required to defer at least half of their retainers as Common Stock Units. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. Then, when a director leaves the board, he or she must take actual shares of common stock corresponding to the number of Common Stock Units in his or her account. We believe this is an effective way to increase the directors' equity holdings in USX and thereby further align their interest with that of the stockholders.

                   Every January, we credit each non-employee director's deferred stock account with both Marathon Common Stock Units and U. S. Steel Common Stock Units in the same ratio that the outstanding shares of each class of stock on a fully diluted basis had to each other on the last trading day of the previous year. "Fully diluted" means that we assume the exercise of all currently outstanding stock options and the conversion to common stock of all convertible securities if the exercise or conversion would result in lower earnings per share. The ongoing value of each Common Stock Unit equals the market price of the corresponding class of stock (Marathon or U. S. Steel). When dividends are paid on the common stock, we credit each account with equivalent amounts in additional Common Stock Units.

                   Directors may also defer portions of their annual retainers in the form of cash, which may be invested in certain investment options. When a director leaves the board, he or she receives the deferred cash either in a lump sum or in installments over ten years.

                   If USX were to undergo a change in control resulting in the removal of a non-employee director from the board, that director would receive a cash payment equal to the value of his or her deferred stock and deferred cash accounts.

                   Under our Non-Employee Director Stock Plan, each non-employee director may receive a grant of up to 500 shares of each class of common stock. In order to qualify, a director must first purchase an equivalent number of shares in the open market during the 60 days following his or her initial election to the board. The shares granted under this plan may not be sold until the director leaves the board.

                   Our retirement policy for directors requires non-employee directors to retire at the end of the month in which they turn 72, even if their terms have not expired. Employee directors must retire from the board when they retire as employees, except that the chief executive officer may remain on the board, at the board's request, through the month in which he or she turns 70. Our policy also provides that directors who undergo a significant change in their business or professional careers should volunteer to resign from the board.

                   PROPOSALS OF THE BOARD
                   The board will present the following proposals at the meeting:


PROPOSAL NO. 1     ELECTION OF DIRECTORS

                   USX's Certificate of Incorporation divides the directors into three classes: Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

                   Our by-laws require the board to fix the number of directors, and the board has set the maximum number of directors at 16. The current five Class I directors are nominees for election this year for a three-year term that will expire at the 2003 annual meeting. All five of them except Mr. Cazalot (who was elected by the Board effective March 3, 2000), and all of the continuing Class II and Class III directors except Mr.Cooper (who was elected by the Board effective May 1, 1999), have previously been elected by the stockholders. Of the 15 current directors, four are officers of USX, one is a retired officer of USX, six have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university professor before entering business, one had a career as a distinguished chemist before becoming an educator, one has a distinguished career in education in addition to service as a member of the President's Cabinet, and one had a distinguished career in the military and the diplomatic corps before entering business. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the board.

                   Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

                   NOMINEES FOR CLASS I DIRECTOR
                   TERMS EXPIRE 2003

[PHOTO]            NEIL A. ARMSTRONG       DIRECTOR SINCE 1984           AGE 69
                   ------------------------------------------------------------
                   CHAIRMAN, AIL SYSTEMS INC. (DEFENSE ELECTRONICS COMPANY)

                   Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. In 1982 he became Chairman of CTA, Inc. and retired from that position in 1992. He has served as Chairman of AIL Systems Inc. since June 1989. He is a director of Cinergy Corp., Milacron Inc., Cordant Technologies, Inc. and RTI International Metals, Inc. and is a member of the National Academy of Engineering.

[PHOTO]            CLARENCE P. CAZALOT, JR. DIRECTOR SINCE MARCH 3, 2000 AGE 49
                   ------------------------------------------------------------
                   VICE CHAIRMAN-USX CORPORATION AND PRESIDENT-MARATHON
                   OIL COMPANY

                   Mr. Cazalot graduated from Louisiana State University in 1972 with a BS degree in geology and joined Texaco Inc. that same year as a geophysicist. After holding a number of management positions, Mr. Cazalot was elected a Vice President of Texaco Inc. and President of Texaco's Latin America/West Africa Division in 1992. In 1994 he was named President of Texaco Exploration and Production Inc., and in 1997 he was named President of International Marketing and Manufacturing. Mr. Cazalot was named President-International Production and Chairman of London-based Texaco Ltd. in 1998. He was named Vice President of Texaco Inc. and President-Production Operations in 1999. Mr. Cazalot was elected Vice Chairman-USX Corporation and President-Marathon Oil Company effective March 3, 2000.

[PHOTO]            ROBERT M. HERNANDEZ       DIRECTOR SINCE 1991         AGE 55
                   ------------------------------------------------------------
                   VICE CHAIRMAN & CHIEF FINANCIAL OFFICER, USX CORPORATION

                   Mr. Hernandez graduated from the University of Pittsburgh with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania. He joined USX in 1968 and held various finance and accounting positions until 1980 when he was appointed Assistant Corporate Comptroller. He was elected Vice President and Treasurer in 1984 and Senior Vice President and Comptroller in 1987. In 1989, he was appointed President of the U.S. Diversified Group and in 1990 elected Senior Vice President-Finance & Treasurer. He was elected director and Executive Vice President-Accounting & Finance & Chief Financial Officer in 1991 and Vice Chairman & Chief Financial Officer in 1994. Mr. Hernandez is a director and Chairman of RTI International Metals, Inc.; a director of Transtar, Inc., and a director and Chairman of the Executive Committee of ACE Limited; a trustee of BlackRock Funds; a director of the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.

[PHOTO]            JOHN F. MCGILLICUDDY       DIRECTOR SINCE 1984        AGE 69
                   ------------------------------------------------------------
                   RETIRED CHAIRMAN OF THE BOARD, CHEMICAL BANKING CORPORATION

                   Mr. McGillicuddy graduated from Princeton University in 1952 and received an LLB degree from Harvard Law School in 1955. He joined Manufacturers Hanover Trust Company in 1958, became Vice President in 1962, Senior Vice President in 1966 and Executive Vice President and Assistant to the Chairman in 1969. In 1970 he was elected Vice Chairman and a director of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company, and he became President of each in 1971. Mr. McGillicuddy was named Chairman and Chief Executive Officer of each company in 1979. Following the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation on January 1, 1992, Mr. McGillicuddy became Chairman of the Board and Chief Executive Officer of the new Chemical Banking Corporation and retired in January 1994. He is a director of Southern Peru Copper Corporation, Young & Rubicam Inc. and UAL Corporation. He is Chairman of New York-Presbyterian Hospital, a member of The Business Council and a Trustee Emeritus of Princeton University.

[PHOTO]            JOHN W. SNOW           DIRECTOR SINCE 1995            AGE 60
                   ------------------------------------------------------------
                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                   CSX CORPORATION (A MAJOR TRANSPORTATION COMPANY)

                   Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the University of Virginia and earned a law degree from George Washington University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the U.S. Department of Transportation and the National Highway Traffic Safety Administration, Mr. Snow joined CSX in 1977 as Vice President-Government Affairs for Chessie System Inc. After a number of other senior management assignments, he was elected President and Chief Operating Officer of CSX in 1988, President and Chief Executive Officer in 1989 and Chairman, President and Chief Executive Officer in 1991. Mr. Snow is a director of Circuit City Stores, Inc., GTE Corporation and Johnson & Johnson. He is also Chairman of the Board of the Association of American Railroads, a member of the boards of trustees of The Johns Hopkins University and of the University of Virginia Darden School Foundation; a member of the Policy Committee of the Business Roundtable and of the Executive Committee of The Business Council; and Chairman of the Ron Brown Award for Corporate Citizenship.

                   CONTINUING CLASS II DIRECTORS
                   TERMS EXPIRE 2001

[PHOTO]            J. GARY COOPER         DIRECTOR SINCE 1999            AGE 63
                   ------------------------------------------------------------
                   CHAIRMAN AND CHIEF EXECUTIVE OFFICER, COMMONWEALTH NATIONAL BANK (COMMERCIAL BANK)

                   Ambassador Cooper graduated from the University of Notre Dame with a BS degree in finance and attended Harvard University's Senior Managers in Government program. He was awarded an honorary doctor of law degree from Troy University. A retired major general in the U.S. Marine Corps, Ambassador Cooper was twice elected to the Alabama legislature, was commissioner of the Alabama Department of Human Resources and was appointed Assistant Secretary of the Air Force during the Bush administration. He was the United States Ambassador to Jamaica from 1994 to 1997. Ambassador Cooper is a director of GenCorp Inc. and Protective Life Corporation.

[PHOTO]            CHARLES R. LEE         DIRECTOR SINCE 1991            AGE 60
                   ------------------------------------------------------------
                   CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GTE CORPORATION (TELECOMMUNICATIONS COMPANY)

                   Mr. Lee received a Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983 he joined GTE as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and director in December 1988 and elected to his present position in May 1992. Mr. Lee is a director of The Procter & Gamble Company, United Technologies Corporation, the Stamford Hospital Foundation, and the New American Schools Development Corporation. He is a member of The Business Council, the Business Roundtable, The Conference Board and the New American Realities Committee of the National Planning Association. He is also a Trustee Emeritus and Presidential Councillor of Cornell University.

[PHOTO]            RAY MARSHALL         DIRECTOR SINCE 1994              AGE 71
                   ------------------------------------------------------------
                   PROFESSOR, UNIVERSITY OF TEXAS

                   Dr. Marshall graduated from Millsaps College in 1949 with a BA degree and received an MA in economics from the Louisiana State University in 1950 and a Ph.D. in economics from the University of California at Berkeley in 1954. From 1962 to 1967, Dr. Marshall was a professor of economics at the University of Texas at Austin. He was Chairman of the Department of Economics and held the chair of Alumni Professor of Economics at the University of Kentucky from 1967 to 1969. He returned to the University of Texas as Chairman of the Department of Economics and Director of the Center for the Study of Human Resources in 1969. In 1977 Dr. Marshall became the U.S. Secretary of Labor under the Carter Administration. Dr. Marshall currently holds the Audre and Bernard Rapoport Centennial Chair in Economics and Public Affairs at the University of Texas at Austin.

[PHOTO]            THOMAS J. USHER         DIRECTOR SINCE 1991           AGE 57
                   ------------------------------------------------------------
                   CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER,
                   USX CORPORATION

                   Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's South and Gary Works. He was elected Executive Vice President-Heavy Products in 1986, President-U.S. Steel Group and director of USX in 1991, President & Chief Operating Officer of USX in 1994 and Chairman of the Board & Chief Executive Officer effective July 1, 1995. He is a director of PNC Bank, N.A., PPG Industries, Inc., Transtar, Inc., and the U.S.-Japan Business Council; Vice Chairman of the International Iron and Steel Institute; a member of the Policy Committee of the Business Roundtable; Director and Chairman of the U.S.-Korea Business Council; a director of the American Petroleum Institute; and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.




[PHOTO]            PAUL J. WILHELM           DIRECTOR SINCE 1995         AGE 58
                   ------------------------------------------------------------
                   VICE CHAIRMAN-USX CORPORATION AND PRESIDENT-U. S. STEEL GROUP

                   Mr. Wilhelm received a BS degree in mechanical engineering from Carnegie-Mellon University in 1964 and joined USX following graduation. After holding a number of management positions, Mr.Wilhelm in 1992 was elected Vice President-Technology & Management Services for the U.S. Steel Group. In 1993 he was named President of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel Ltd. Mr. Wilhelm was elected Vice President-Operations of the U.S. Steel Group in 1994, President-U.S. Steel Group the same year, and director of USX in 1995. He was named Vice Chairman-USX Corporation effective March 1, 2000. Mr. Wilhelm is a director of Union Carbide Corporation, a member of the Association of Iron and Steel Engineers, Vice Chairman of the American Iron and Steel Institute, Chairman of the Japan-America Society of Pennsylvania and a member of the Board of Trustees of Carnegie Mellon University.

                   CONTINUING CLASS III DIRECTORS
                   TERMS EXPIRE 2002

[PHOTO]            JEANETTE G. BROWN        DIRECTOR SINCE 1993          AGE 71
                   ------------------------------------------------------------
                   RETIRED DIRECTOR OF CORPORATE RESEARCH, BP AMERICA

                   Dr. Brown graduated from Ohio University in 1950 with a BS degree and received an MS degree from Western Reserve University in 1958. She holds eight D.Sc. (hon.) degrees. Dr. Brown completed the Executive Management School, University of California, Berkeley. From 1950 to 1988 she was employed by BP America (formerly The Standard Oil Company) in various research positions. She retired as Director of Corporate Research, Environmental and Analytical Sciences. She is a director of AGA Gas, Inc. Dr. Brown is a trustee of the Ohio University Foundation and was Distinguished Visiting Professor and Director, Research Enhancement there from 1989-1995. She was appointed to the Ohio Boards of Regents in 1995, and is Chair of the Board of Trustees of The Cleveland Scholarship Programs, Inc. and a trustee of the Cleveland Orchestra. She also serves on the White House Joint High Level Advisory Panel on US/Japan Science and Technology Agreements.




[PHOTO]            CHARLES A. CORRY         DIRECTOR SINCE 1988          AGE 68
                   ------------------------------------------------------------
                   RETIRED CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER,
                   USX CORPORATION

                   Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law School. After serving in the U.S. Air Force, he joined USX in 1959, holding various finance and accounting positions prior to being named Vice President-Corporate Planning in 1979. Mr. Corry was elected Senior Vice President and Comptroller in 1982 and President of the U. S. Diversified Group of USX in 1987. He was elected President of USX in 1988 and elected Chairman of the Board & Chief Executive Officer in 1989, the position he held until his retirement on June 30, 1995. He is a director of Mellon Financial Corp. and Omnova Solutions Inc., a member of the Federal Judicial Nominating Commission and a member of The Business Council.


[PHOTO]            PAUL E. LEGO          DIRECTOR SINCE 1988             AGE 69
                   ------------------------------------------------------------
                   RETIRED CHAIRMAN, WESTINGHOUSE ELECTRIC CORPORATION

                   Mr. Lego graduated from the University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a Vice President in 1979, Executive Vice President in 1980 and Senior Executive Vice President, Corporate Resources in 1985. In 1988 Mr. Lego was elected a director and President and Chief Operating Officer of Westinghouse and, in 1990, Chairman and Chief Executive Officer. Mr. Lego retired in January 1993. He is Chairman of the Board of Commonwealth Industries, Inc. and a director of Dominion Resources Inc., Lincoln Electric Company and Orlimar Golf Company; a trustee of the University of Pittsburgh; and a member of The Business Council.

[PHOTO]            SETH E. SCHOFIELD         DIRECTOR SINCE 1994         AGE 60
                   ------------------------------------------------------------
                   RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, USAIR GROUP

                   Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of Calgon Carbon Corp.




[PHOTO]            DOUGLAS C. YEARLEY        DIRECTOR SINCE 1992         AGE 64
                   ------------------------------------------------------------
                   CHAIRMAN OF THE BOARD, PHELPS DODGE CORPORATION
                   (A MAJOR INTERNATIONAL MINING AND MANUFACTURING CONCERN)

                   Mr. Yearley graduated from Cornell University with a Bachelor's degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 as Director of Research. He held several key positions before being elected Executive Vice President and a director in 1987, Chief Executive Officer in 1989 and President in 1991. He is a director of Lockheed Martin Corporation, J. P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company, and Southern Peru Copper Corporation; a member of the Business Council and the Copper Development Association; and a director of the International Copper Association, the National Mining Association, the Phoenix Symphony and the Center for Compatible Economic Development.


--------------------------------------------------------------------------------
PROPOSAL NO. 2     ELECTION OF INDEPENDENT ACCOUNTANTS

                   PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") has served as independent accountants of USX for many years. We believe that their knowledge of USX's business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of PricewaterhouseCoopers assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the audit area. We expect representatives of PricewaterhouseCoopers to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                   For the year 1999, PricewaterhouseCoopers performed professional services principally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group and the U.S. Steel Group, certain subsidiaries and certain pension and other employee benefit plans. They also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                   The following table furnishes information concerning all persons known to USX to beneficially own five percent or more of any class of the voting stock of USX:


                                  Name and Address                 Amount and Nature of           Percent of
   Class                        of Beneficial Owner                Beneficial Ownership              Class
---------------------------------------------------------------------------------------------------------------
Marathon Stock            FMR Corp., Edward C. Johnson 3d and         23,669,301 (1)               7.617 (1)
                          Abigail P. Johnson
                          82 Devonshire Street
                          Boston, MA 02109

Marathon Stock            Capital Research and Management Company     16,300,000 (2)                 5.3 (2)
                          333 South Hope Street
                          55th Floor
                          Los Angeles, CA 90071

Marathon Stock            Wellington Management Company, LLP          15,422,800 (3)                 5.00 (3)
                          75 State Street
                          Boston, MA 02109

Steel Stock               Merrill Lynch & Co., Inc.                    7,459,970 (4)                 8.44 (4)
                          (on behalf of Merrill Lynch Asset
                          Management Group)
                          World Financial Center, North Tower
                          250 Vesey Street
                          New York, NY 10381

Steel Stock               The Prudential Insurance Company            5,269,642 (5)                  5.94 (5)
                          of America
                          751 Broad Street
                          Newark, NJ 07102
-------------------------------------------------------------------------------

(1) Based on Schedule 13G dated February 14, 2000 which indicates that FMR Corp. had sole voting power over 4,390,089 shares, shared voting power over no shares, sole dispositive power over 23,669,301 shares and shared dispositive power over no shares. According to such Schedule 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 18,140,412 shares; Edward C. Johnson 3d, FMR Corp., through its control of Fidelity and the various investment companies to which Fidelity acts as investment adviser (the "Funds"), each has sole power to dispose of the 18,140,412 shares owned by the Funds; neither FMR Corp., nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares held by the Funds; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR
    Corp., is the beneficial owner of 3,753,247 shares; Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 3,753,247 shares and sole power to vote or to direct the voting of 2,898,147 shares and no power to vote or to direct the voting of 855,100 shares; Fidelity International Limited ("FIL"), once a majority-owned subsidiary of Fidelity but now operating as an independent entity, is the beneficial owner of 1,775,642 shares;
    and FIL has sole dispositive power over 1,775,642 shares owned by various international funds for which it acts as an investment advisor, sole power to vote or direct the voting of 1,491,942 such shares, and no power to vote or direct the voting of 283,700 such shares. FMR Corp. and FIL are of the view that they are not acting as a "group" for purposes of
    Section 13(d) of the Securities Exchange Act of 1934.

(2) Based on Schedule 13G dated February 10, 2000 which indicates that Capital Research and Management Company had sole voting power over no shares, shared voting power over no shares, sole dispositive power over 16,300,000 shares and shared dispositive power over no shares.

(3) Based on Schedule 13G dated February 9, 2000 which indicates that Wellington Management Company, LLP had sole voting power over no shares, shared voting power over 679,100 shares, sole dispositive power over no shares and shared dispositive power over 15,422,800 shares.

(4) Based on Schedule 13G dated February 4, 2000 which indicates that
    Merrill Lynch & Co., Inc. had sole voting power over no shares, shared voting power over 7,459,970 shares, sole dispositive power over no shares and shared dispositive power over 7,459,970 shares. Merrill Lynch & Co., Inc. disclaims beneficial ownership of the shares shown above.

(5) Based on Schedule 13G dated February 7, 2000 which indicates that The Prudential Insurance Company of America ("Prudential") had sole voting power over 383,073 shares, shared voting power over 4,531,660 shares, sole dispositive power over 383,073 shares and shared dispositive power over 4,562,282 shares. Prudential does not admit beneficial ownership of the shares shown above. Included in the total number of shares are 299,960 convertible preferred shares which are convertible into Steel Stock at a ratio of 1.0811 Steel Stock share for each preferred share.

                   SECURITY OWNERSHIP OF DIRECTORS
                   AND EXECUTIVE OFFICERS

                   The following table sets forth the number of shares of each class of USX common stock beneficially owned as of January 31, 2000 (except as noted) by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of USX other than those shown.

                                  Marathon Stock                 Steel Stock
Name                                 Shares                         Shares
---------------------------------------------------------------------------------------
Neil A. Armstrong (1) ................    12,713                       4,150
Victor G. Beghini (2)(3)..............   615,468                     138,224
Jeanette G. Brown (1) ................     6,463                       2,823
Clarence P. Cazalot, Jr.(2)(3)........   300,000                           0
J. Gary Cooper (1)....................     2,461                       1,376
Charles A. Corry (1)(2)(3)............    62,926                      80,932
Charles C. Gedeon (2)(3)..............     7,609                     124,866
Carl P. Giardini (2)(3)...............   205,917                      12,680
Robert M. Hernandez (2)(3)(4).........   445,154                     188,426
Charles R. Lee (1)....................    11,605                       4,399
Paul E. Lego (1)......................     9,801                       3,134
Ray Marshall (1)......................     9,223                       3,636
John F. McGillicuddy (1)..............    12,008                       3,850
Dan D. Sandman (2)(3).................   131,993                      88,676
Seth E. Schofield (1).................     6,795                       2,854
John W. Snow (1)......................     3,926                       1,932
Thomas J. Usher (2)(3)................   704,538                     501,225
Paul J. Wilhelm (2)(3)................    96,869                     240,680
Douglas C. Yearley (1)................     7,117                       3,067
All Directors and Executive Officers
  as a group.......................... 3,467,227                   2,130,960
(38 persons) (1)(2)(3)(5)
---------------------------------------------------------------------------------------
(1) Includes Common Stock Units
    credited under the USX
    Corporation Deferred
    Compensation Plan for
    Non-Employee Directors              Marathon Stock             Steel Stock
    as follows:                       Common Stock Units         Common Stock Units
---------------------------------------------------------------------------------------
Neil A. Armstrong.....................    11,214                       3,850
Jeanette G. Brown.....................     5,389                       1,736
J. Gary Cooper........................     1,454                         367
Charles A. Corry......................     2,927                         932
Charles R. Lee........................     9,606                       3,199
Paul E. Lego..........................     8,227                       2,817
Ray Marshall..........................     8,137                       2,540
John F. McGillicuddy..................    10,009                       3,450
Seth E. Schofield.....................     5,704                       1,754
John W. Snow..........................     2,927                         933
Douglas C. Yearley....................     6,118                       2,067
---------------------------------------------------------------------------------------

(2) Includes shares held under the USX Savings Fund Plan, the Marathon Thrift Plan, the USX Dividend Reinvestment and Direct Stock Purchase Plans and the 1990 Stock Plan.

(3) Includes shares which may be acquired upon exercise of outstanding options as follows (all options other than those granted on May 25, 1999 and on March 3, 2000 are currently exercisable): Mr. Usher: Marathon Stock 648,600, Steel Stock 466,400; Mr. Corry: Marathon Stock 60,000, Steel Stock 80,000; Mr.Beghini: Marathon Stock 481,250, Steel Stock 112,750; Mr.
    Cazalot: Marathon Stock 300,000 (granted March 3, 2000), Steel Stock none; Mr. Wilhelm: Marathon Stock 85,500, Steel Stock 219,750; Mr. Hernandez:
    Marathon Stock 400,450, Steel Stock 164,500; Mr.Sandman: Marathon Stock 105,400, Steel Stock 79,325; Mr. Giardini: Marathon Stock 133,420, Steel Stock 12,680; Mr. Gedeon: Marathon Stock none, Steel Stock 112,500; and all directors and executive officers as a group: Marathon Stock 2,821,010, Steel Stock 1,878,660.

(4) As of January 31, 2000 United States Steel and Carnegie Pension Fund, trustee of the United States Steel Corporation Plan for Employee Pension Benefits and the United States Steel Corporation Plan for Non-Union Employee Pension Benefits, owned 587,680 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of seven members of the Investment Committee of the trustee. The board of directors of the trustee has by formal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims beneficial ownership of such stock.

(5) Total shares beneficially owned in each case constitute less than one percent of the outstanding shares of each class except that all directors and executive officers as a group, including Mr. Beghini and Mr. Giardini (who have retired), own 1.11 percent of the Marathon Stock and 2.41 percent of the Steel Stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to (a) Mr. Usher, (b) the other four most highly compensated executive officers of USX who were serving as executive officers at the end of 1999, and (c) Mr. Beghini and Mr. Giardini, each of whom would have been among the other four most highly compensated executive officers if he had been serving as an executive officer at the end of 1999, for services rendered in all capacities during 1999, 1998 and 1997:


SUMMARY COMPENSATION TABLE
========================================================================================================================
                                                                                       LONG-TERM
                                         ANNUAL COMPENSATION                        COMPENSATION(4)
                              ----------------------------------------------   -------------------------
  NAME                                              SALARY AND     OTHER       RESTRICTED                       ALL
  AND                                                 BONUS        ANNUAL         STOCK         OPTIONS/       OTHER
PRINCIPAL                       SALARY      BONUS     TOTAL     COMPENSATION     AWARD(S)         SARS     COMPENSATION
POSITION             YEAR         ($)        ($)       ($)          ($)           ($)(1)         (#)(2)       ($)(3)
------------------------------------------------------------------------------------------------------------------------
T. J. Usher         1999      1,241,667  1,400,000  2,641,667     13,660         291,151        324,000      119,108
Chairman            1998      1,097,917  1,320,000  2,417,917     11,549         354,840        270,000      126,805
& Chief             1997        981,250  1,420,000  2,401,250     16,820          89,199        200,000      136,079
Executive Officer
------------------------------------------------------------------------------------------------------------------------
V. G. Beghini       1999        687,500  1,000,000  1,687,500      3,724               0              0      104,364
Vice Chairman-      1998        775,000    900,000  1,675,000          0               0        120,000      123,543
Marathon Group      1997        723,333  1,050,000  1,773,333          0               0         90,000      116,084
and President-
Marathon Oil
Company (RETIRED OCTOBER 31, 1999)
------------------------------------------------------------------------------------------------------------------------
P. J. Wilhelm       1999        604,167    600,000  1,204,167      7,496         119,490        120,000       49,329
Vice Chairman-      1998        535,833    600,000  1,135,833      8,426         217,817        100,000       49,593
USX Corporation     1997        407,500    611,000  1,018,500      7,874          30,599         75,000       47,698
and President-
U. S. Steel Group
------------------------------------------------------------------------------------------------------------------------
R. M. Hernandez     1999        573,750    600,000  1,173,750      7,535          94,153        120,000       55,435
Vice Chairman       1998        542,500    650,000  1,192,500      7,876          53,841        100,000       58,180
& Chief             1997        522,500    750,000  1,272,500      6,954          29,733         75,000       62,434
Financial Officer
------------------------------------------------------------------------------------------------------------------------
D. D. Sandman       1999        425,000    425,000    850,000      4,251          75,323         60,000       47,852
General Counsel,    1998        397,917    450,000    847,917      4,852          66,079         56,000       46,196
Secretary and       1997        354,583    530,000    884,583      2,986          21,812         40,000       39,077
Senior Vice
President-
Human Resources
& Public Affairs
------------------------------------------------------------------------------------------------------------------------
C. P. Giardini      1999        314,167    280,000    594,167      5,927          61,688              0       48,182
Executive Vice      1998        357,000    350,000    707,000      1,463          30,600         32,500       56,720
President-          1997        335,500    450,000    785,500      1,463          17,625         25,000       54,065
Exploration &
Production, Marathon
Oil Company (RETIRED OCTOBER 31, 1999)
------------------------------------------------------------------------------------------------------------------------
C. C. Gedeon        1999        336,000    230,000    566,000      1,677          31,041         35,000       28,725
Executive Vice      1998        322,667    330,000    652,667      1,841          22,369         32,500       31,278
President-          1997        305,000    400,000    705,000      1,841          12,800         25,000       35,018
Raw Materials &
Diversified Businesses,
U. S. Steel Group
------------------------------------------------------------------------------------------------------------------------

(1) Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 1999, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report which begins on page 25).


                                                                              UNVESTED RESTRICTED SHARES
                                    VESTING SCHEDULE                              AGGREGATE HOLDINGS
                    ---------------------------------------------      ------------------------------------------
                                                                                                    VALUE AS OF
                                         CLASS OF        MAY 2000       CLASS OF                DECEMBER 31, 1999
                      DATE GRANTED        STOCK          (SHARES)        STOCK       SHARES             ($)
-----------------------------------------------------------------------------------------------------------------

T. J. Usher          May 26, 1998        Marathon         6,500         Marathon     13,162           328,227
                                         Steel            3,570         Steel         7,088           229,253
                                                                                                  ---------------
                     May 25, 1999        Marathon         3,120                                       557,480
                                         Steel            1,680
-----------------------------------------------------------------------------------------------------------------
V. G. Beghini             -                -                -
-----------------------------------------------------------------------------------------------------------------
P. J. Wilhelm        May 26, 1998        Marathon         1,200         Marathon      2,205            54,987
                                         Steel            2,535         Steel         5,895           190,667
                                                                                                  ---------------
                     May 25, 1999        Marathon             0                                       245,654
                                         Steel            2,265
-----------------------------------------------------------------------------------------------------------------
R. M. Hernandez      May 26, 1998        Marathon           975         Marathon      4,387           109,401
                                         Steel              555         Steel         2,363            76,428
                                                                                                  ---------------
                     May 25, 1999        Marathon           975                                       185,829
                                         Steel              525
-----------------------------------------------------------------------------------------------------------------
D. D. Sandman        May 26, 1998        Marathon         1,222         Marathon      3,510            87,531
                                         Steel              658         Steel         1,890            61,130
                                                                                                  ---------------
                     May 25, 1999        Marathon           780                                       148,661
                                         Steel              420
-----------------------------------------------------------------------------------------------------------------
C. P. Giardini            -                -                 -          Marathon      4,050           100,997
-----------------------------------------------------------------------------------------------------------------
C. C. Gedeon         May 26, 1998        Steel              600         Steel         2,700            87,328
                     May 25, 1999        Steel              400
-----------------------------------------------------------------------------------------------------------------

(2) All option shares listed were granted with tandem stock appreciation rights ("SARs").

(3) This column includes amounts contributed by USX under the USX Savings Fund Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 1999 are $62,083 for Mr. Usher, $99,597 for Mr. Beghini, $30,208 for Mr. Wilhelm, $28,687 for Mr. Hernandez, $21,250 for Mr. Sandman, $41,961 for Mr. Giardini and $15,120 for Mr. Gedeon. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 1999, these amounts are $32,513 for Mr. Usher, $8,527 for Mr. Wilhelm, $ 17,244 for Mr. Hernandez, $18,599 for Mr. Sandman and $8,255 for Mr. Gedeon. Also included are amounts attributable to a mandatory tax compliance program. For 1999, these amounts were $2,000 for each of Messrs. Usher, Wilhelm, Hernandez, Sandman, Giardini and Gedeon. Also included are dividends paid on restricted stock. For 1999, these amounts were $22,512 for Mr. Usher, $4,767 for Mr. Beghini, $8,594 for Mr. Wilhelm, $7,504 for Mr. Hernandez, $6,003 for Mr. Sandman, $4,221 for Mr.Giardini and $3,350 for Mr. Gedeon.

(4) Restricted stock and stock options/SAR shares granted by class of stock are as follows:


                                                     RESTRICTED
                                   CLASS OF            STOCK               STOCK OPTION/
                                    STOCK               ($)                  SAR SHARES
--------------------------------------------------------------------------------------------
T. J. Usher                   1999 Marathon            191,878                 210,600
                                   Steel                99,273                 113,400
                              --------------------------------------------------------------
                              1998 Marathon            221,000                 175,500
                                   Steel               133,840                  94,500
                              --------------------------------------------------------------
                              1997 Marathon             57,281                 130,000
                                   Steel                30,720                  64,000
                                   Delhi                 1,198                   6,000
--------------------------------------------------------------------------------------------
V. G. Beghini                 1999 Marathon                  0                       0
                                   Steel                     0                       0
                              --------------------------------------------------------------
                              1998 Marathon                  0                  78,000
                                   Steel                     0                  42,000
                              --------------------------------------------------------------
                              1997 Marathon                  0                  58,500
                                   Steel                     0                  31,500
--------------------------------------------------------------------------------------------
P. J. Wilhelm                 1999 Marathon             24,675                  24,000
                                   Steel                94,815                  96,000
                              --------------------------------------------------------------
                              1998 Marathon             72,420                  35,000
                                   Steel               145,397                  65,000
                              --------------------------------------------------------------
                              1997 Marathon              9,400                  24,000
                                   Steel                20,800                  48,750
                                   Delhi                   399                   2,250
--------------------------------------------------------------------------------------------
R. M. Hernandez               1999 Marathon             62,040                  78,000
                                   Steel                32,113                  42,000
                              --------------------------------------------------------------
                              1998 Marathon             33,150                  65,000
                                   Steel                20,691                  35,000
                              --------------------------------------------------------------
                              1997 Marathon             19,094                  48,750
                                   Steel                10,240                  24,000
                                   Delhi                   399                   2,250
--------------------------------------------------------------------------------------------
D. D. Sandman                 1999 Marathon             49,644                  39,000
                                   Steel                25,679                  21,000
                              --------------------------------------------------------------
                              1998 Marathon             41,548                  36,400
                                   Steel                24,531                  19,600
                              --------------------------------------------------------------
                              1997 Marathon             13,748                  26,000
                                   Steel                 8,064                  12,800
                                   Delhi                     0                   1,200
--------------------------------------------------------------------------------------------
C. P. Giardini                1999 Marathon             61,688                       0
                              1998 Marathon             30,600                  32,500
                              1997 Marathon             17,625                  25,000
--------------------------------------------------------------------------------------------
C. C. Gedeon                  1999 Steel                31,041                  35,000
                              1998 Steel                22,369                  32,500
                              1997 Steel                12,800                  25,000
--------------------------------------------------------------------------------------------


                   1999 OPTION/SAR GRANTS

The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 1999 to each executive officer named in the Summary Compensation Table under the USX 1990 Stock Plan:

                                               % of
                                               Total                                           Potential Realizable Value
                                              Options/       Exercise                          at Assumed Annual Rates of
                                Number of       SARs          or Base                           Stock Price Appreciation
                                Options/      Granted to     Price per                           for Option Term ($)(4)
Name or           Class of       SARs         Employees        Share      Expiration      --------------------------------------
Group              Stock        Granted(1)    in 1999(3)        ($)          Date             0%          5%          10%
--------------------------------------------------------------------------------------------------------------------------------
T. J. Usher        Marathon      210,600 (2)      21.0%        29.3750    May 25, 2009        0       3,890,582        9,859,492
                   Steel         113,400 (2)      17.3%        28.2188    May 25, 2009        0       2,012,476        5,099,995

V. G. Beghini      Marathon            0
                   Steel               0

P. J. Wilhelm      Marathon        24,000 (2)      2.4%        29.3750    May 25, 2009        0         443,371        1,123,589
                   Steel           96,000 (2)     14.6%        28.2188    May 25, 2009        0       1,703,683        4,317,456

R. M. Hernandez    Marathon        78,000 (2)      7.8%        29.3750    May 25, 2009        0       1,440,956        3,651,664
                   Steel           42,000 (2)      6.4%        28.2188    May 25, 2009        0         745,361        1,888,887

D. D. Sandman      Marathon        39,000 (2)      3.9%        29.3750    May 25, 2009        0         720,478        1,825,832
                   Steel           21,000 (2)      3.2%        28.2188    May 25, 2009        0         372,681          944,444

C. P. Giardini     Marathon             0

C. C. Gedeon       Steel           35,000 (2)      5.3%        28.2188    May 25, 2009        0         621,135        1,574,073
--------------------------------------------------------------------------------------------------------------------------------
All Stockholders   Marathon        N/A              N/A        29.3750       N/A              0   5,759,524,548   14,595,754,699
                   Steel           N/A              N/A        28.2188       N/A              0   1,568,767,711    3,975,554,591
--------------------------------------------------------------------------------------------------------------------------------
All Optionees      Marathon     1,005,000         100.0%       29.3750    May 25, 2009        0      18,566,169       47,050,281
                   Steel          656,400         100.0%       28.2188    May 25, 2009        0      11,648,934       29,520,605
--------------------------------------------------------------------------------------------------------------------------------
All Optionees'     Marathon        N/A              N/A        29.3750       N/A              0           0.32%            0.32%
Gain as % of       Steel           N/A              N/A        28.2188       N/A              0           0.74%            0.74%
All Stockholders'
Gain
--------------------------------------------------------------------------------------------------------------------------------

(1) All options listed are exercisable on May 25, 2000.

(2) These options were granted with tandem SARs, which have the same date of exercisability as the underlying option. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of USX's quarterly earnings, the Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3) Indicates percentage of total options granted in the applicable class of stock.

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Marathon Stock or the Steel Stock. USX did not use an alternative formula for a grant date valuation, as USX is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 1999 and the number of outstanding shares as of December 31, 1999.

OPTION EXERCISES AND YEAR-END VALUES

The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 1999 together with the total number of options and SARs outstanding at December 31, 1999 and the value of such options.

                AGGREGATED 1999 OPTION/SAR EXERCISES
               AND DECEMBER 31, 1999 OPTION/SAR VALUES

                                                               Total Value
                                                              of Unexercised
                     No. of     Total Value     No. of         In-The-Money
                     Shares     Realized      Unexercised     Options/SARs at
                   Underlying    for All     Options/SARs at  December 31, 1999
                  Options/SARs  Classes of    December 31,    for All Classes
   Name           Exercised(1)  Stock ($)(1)     1999(1)      of Stock ($)(1)
-------------------------------------------------------------------------------
T. J. Usher          20,000        18,624      1,115,000            817,157
V. G. Beghini             0             0        594,000          1,461,502
P. J. Wilhelm             0             0        305,250            412,760
R. M. Hernandez           0             0        564,950          1,182,878
D. D. Sandman         5,000         4,656        184,725             98,370
C. P. Giardini            0             0        146,100            179,397
C. C. Gedeon              0             0        112,500            152,970
-------------------------------------------------------------------------------

Note: All options listed above, except those granted on May 25, 1999, are currently exercisable. Except for 2,500 shares granted to Mr. Wilhelm, all options listed above were granted with SARs.

(1)   Figures by class of stock are as follows:


                                                                    Total Value of
                                                        No. of        Unexercised
                                                      Unexercised     In-The-Money
                           No. of Shares              Options/SARs    Options/SARs
                            Underlying      Value         at               at
                Class of    Options/SARs   Realized    December 31,   December 31,
                Stock      Exercised         ($)         1999            1999
-------------------------------------------------------------------------------
T. J. Usher      Marathon     20,000        18,624       648,600         285,250
                 Steel             0             0       466,400         531,907

V. G. Beghini    Marathon          0             0       481,250       1,441,453
                 Steel             0             0       112,750          20,049

P. J. Wilhelm    Marathon          0             0        85,500               0
                 Steel             0             0       219,750         412,760

R. M. Hernandez  Marathon          0             0       400,450         983,406
                 Steel             0             0       164,500         199,472

D. D. Sandman    Marathon      5,000         4,656       105,400               0
                 Steel             0             0        79,325          98,370

C. P. Giardini   Marathon          0             0       133,420         175,803
                 Steel             0             0        12,680           3,594

C. C. Gedeon     Marathon          0             0             0               0
                 Steel             0             0       112,500         152,970
-------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION




Our Committee sets policies and administers programs on executive compensation. When we believe that action should be taken on a specific compensation item, we either make a recommendation to the USX Board or a subsidiary company board or take action on our own, whichever is appropriate. We report to the USX Board actions which do not require board approval. The purpose of this report is to summarize the philosophy, specific program objectives and other relevant factors considered by the Committee in decision making with respect to the compensation of USX, Marathon Group and U. S. Steel Group executive officers, including the officers named in the Summary Compensation Table.

Compensation programs for USX's executive officers are designed to attract, retain and motivate employees who will make significant contributions to the achievement of corporate goals and objectives. The principal elements of our executive officers' compensation are:
- Salary
- Short-term incentive (bonus) awards and
- Long-term incentive awards (stock options with stock appreciation rights and restricted stock).
For each of the above elements of compensation, we exercise our discretion in the subjective consideration of the factors described below and within the limitations of the various plans.

SALARY
Salary administration at USX begins with the development, and periodic adjustment, of salary structures for executive officers employed at the corporate level and at each major business unit. Each executive officer's position is assigned a salary grade with an associated salary range. Our two major objectives in developing salary structures and assigning grades are to maintain:
1. external competitiveness - the midpoint of the salary range for each position is near the average midpoint for similar positions at comparable companies, and
2. internal equity - each position's grade in the unit's hierarchy of positions accurately reflects its relative "value".

The data used in developing and adjusting salary structures are obtained from surveys coordinated by independent consultants, with each unit having its own sources of relevant data.

We make decisions on salary increases and, occasionally - when business conditions dictate - salary decreases. When we determine salary increases, we give the highest weighting to performance; but we also consider other factors, such as experience and time in position. Once an executive officer's salary has passed the midpoint for the position, increases seldom exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. Therefore, incentive opportunities provide the primary basis for significant increases in compensation. The salaries shown for the officers named in the Summary Compensation Table reflect the results of our salary reviews and related actions.

SHORT-TERM INCENTIVE AWARDS
USX's short-term incentive (bonus) opportunities for executive officers are designed to provide awards near the average of those provided by similar companies for on-target performance. However, our incentive plans are designed to provide exceptional rewards for superior performance and lower rewards for below-average performance. We make bonus awards under the Senior Executive Officer Annual Incentive Compensation Plan, as well as under other plans developed for specific business units. The Senior Executive Officer Annual Incentive Compensation Plan was developed specifically to retain the corporation's tax deduction for awards made to the officers named in the Summary Compensation Table and was approved, as amended and restated, by the stockholders on April 28, 1998.

SENIOR EXECUTIVE OFFICER ANNUAL INCENTIVE COMPENSATION PLAN
This Plan provides for awards based on pre-established performance measures specifically related to the responsibilities of Plan participants. For each performance measure, we can award the applicable portion of the bonus only if performance reaches the minimum, or threshold, level for that measure. While performance for 1999 varied among USX's business units, performance levels were reached or exceeded for the following:


--------------------------------------------------------------------------------
For Marathon Group     Income from operations, liquid hydrocarbon production,
                       natural gas production, liquid hydrocarbon and natural
                       gas reserve additions, refined product sales, refined
                       product margins, worker safety and environmental
                       emissions improvements
--------------------------------------------------------------------------------
For U. S. Steel Group  Income from operations, steel shipments, worker safety and stock price performance
--------------------------------------------------------------------------------
For USX (Corporate)    All the above plus workforce diversity
--------------------------------------------------------------------------------

Our Committee certified in writing prior to payment of awards for the year 1999 that the pre-established, applicable performance levels (measured for incentive compensation purposes) required under the Plan were satisfied.

OTHER PLANS
We also administer other bonus plans in which corporate and business unit executive officers participate. These plans were developed specifically for corporate, U. S. Steel Group and Marathon Group employees. Our Committee makes awards based on the degree of achievement of pre-established objectives, such as income, cash flow and return on capital employed, as measured for incentive compensation purposes, as well as individual objectives. In determining awards under these plans, we also give consideration to changes over the previous year's performance as well as the absolute levels of income and cash flow. When making awards to executive officers under these Plans, our Committee gives such weight to the various factors as we deem appropriate.

Based on consideration of other factors, our Committee may reduce or eliminate a short-term incentive award that would otherwise be payable under the above-discussed plans.

LONG-TERM INCENTIVE AWARDS
We consider long-term incentive awards to be of major importance in the mix of compensation elements because these awards provide the most direct link to the returns that you, as USX stockholders, receive. The stockholders approved the 1990 Stock Plan, as amended and restated, on April 28, 1998. We administer this plan, under which we may grant (1) stock options, with or without a restoration feature, (2) stock appreciation rights and/or (3) restricted stock. Our stock options and restricted stock meet the requirements for deductibility under the tax laws.

STOCK OPTION GRANTS
Our Committee makes stock option grants that we believe to be reasonable and in line with other compensation. The number of shares we grant generally reflects the employee's level of responsibility, and the class or classes of stock granted reflect the specific business unit(s) to which the employee's responsibilities relate. Following our normal annual grant practice, we granted stock options in May 1999.

RESTRICTED STOCK GRANTS
Since the inception of the 1990 Stock Plan, our Committee has established, for each recipient, an annual target level of restricted stock shares, based on the same factors as we consider in granting stock options. A major grant is made to cover five years, with the intention that one fifth of the shares will vest each year if performance is at the target level. We vest restricted stock at levels higher or lower than annual targets, depending on performance.

We made our last major grant in 1995, to cover the five-year performance period ending with 1999, and we made interim grants only to permit vesting at the target level for the number of years remaining in the period. To emphasize the long-term nature of the awards, our vesting decisions are based on three-year average performance, which is compared with three-year peer-group performance for relevant businesses.

Vesting of restricted stock shares is based on pre-established performance measures specifically related to the responsibilities of Plan participants. We can vest a portion of the annual target shares only if performance reaches the minimum, or threshold, level established for that period.

In May 1999, we compared our three-year (1996-1998) average performance with that of competitors for the measures shown below. This comparison provides the primary basis for the determination of vesting levels for restricted stock. However, vesting levels may be reduced (or eliminated entirely) based on other factors considered relevant by the Committee.


      UNIT                            PERFORMANCE MEASURE
-------------------------------------------------------------------------------
Marathon Group          Earnings before interest, taxes and depreciation
                           as a percent of total assets
                        Oil and gas reserve replacement ratio
                        Income per barrel of oil equivalent produced
                           (upstream)
                        Operating income per barrel of refinery throughput
                           (downstream)
                        Safety performance
-------------------------------------------------------------------------------
U. S. Steel Group       Income from operations as a percent of capital employed
                        Income from operations per ton shipped
                        Operating cash flow as a percent of capital employed
                        Safety performance
-------------------------------------------------------------------------------
USX Headquarters        Weighted Composite
                        (65% Marathon Group/35% U. S. Steel Group)
-------------------------------------------------------------------------------

Our Committee certified in writing prior to vesting of restricted stock shares in the year 1999 that the pre-established applicable performance levels required under the Plan were satisfied.

The Committee periodically compares data on long-term incentive grants made at other companies with those made at USX. Our objective in making grants under the 1990 Stock Plan is to provide opportunities to receive above-average compensation (compared with that of similar companies) when performance is above the target level.

Overall, executive compensation at USX is designed to provide total pay that is above average when both short- and long-term incentive goals are exceeded.

                              --------------------

In addition to the compensation comparisons described above, our Committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U. S. Steel and Marathon Groups with the same elements for similar positions at comparable companies.

With respect to the compensation comparisons that we make, we believe that the companies with which USX competes for employees are not necessarily limited to the companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index and those oil and steel companies deemed most comparable to the Corporation's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business (when relevant), size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the Shareholder Return Performance Presentation.

Mr. Usher's 1999 compensation reflects the same elements and the same factors as those described above. His leadership and effectiveness in dealing with major corporate problems and opportunities are also considered in determining his salary increases. Taking into account these factors, as well as (1) the comparability of his salary with CEOs of other companies of similar size and complexity and (2) the position of his salary in the range for his position, the Committee approved a salary increase for Mr. Usher effective August 1, 1999.

               The Committee made an award to Mr. Usher for 1999 under the Senior Executive Officer Annual Incentive Compensation Plan taking into consideration the overall performance of the Corporation and its business units, specifically the performance measures listed in the previous table. The Committee also considered Mr. Usher's contributions to improving the Corporation's business portfolio through key acquisitions and dispositions, ongoing cost reduction efforts, including voluntary early retirement programs, the timely renegotiation of a competitive labor agreement with the United Steelworkers of America and strong environmental and safety performances at both business units versus their peer groups.

               The Committee considered the additional stock option shares granted to Mr. Usher under the 1990 Stock Plan to be at a competitive level relative to other CEOs. On the basis of the performance shown in the above table, we also vested restricted stock for and made an additional grant of restricted stock to Mr. Usher.

               Seth E. Schofield
               Neil A. Armstrong
               Charles R. Lee
               John W. Snow
               Douglas C. Yearley

-------------------------------------------------------------------------------
SECTION 16(a)  We are required to identify any officer or director who
BENEFICIAL     failed to file on a timely basis with the Securities and
OWNERSHIP      Exchange Commission a required report relating to ownership
REPORTING      and change in ownership of USX's equity securities. Three
COMPLIANCE     individuals were late in filing one form each. John T. Mills was late in filing his Form 5 for 1998 relating to two transactions. Jeanette G. Brown was late in filing her Form
               5 for 1998 in connection with two transactions resulting from the automatic conversion of accrued vested benefits into Common Stock Units. J. Gary Cooper was late in filing a Form 4 relating to two transactions.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The line graphs below compare the yearly change in cumulative total stockholder return for each class of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index. The Marathon graph also shows a comparison with the Standard & Poor's Domestic Integrated Oil Index, and the U.S. Steel graph also shows a comparison with a Steel Index that is defined in a footnote to the graph.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
             ON $100 INVESTED IN MARATHON STOCK ON DECEMBER 31, 1994
                                       VS.
                 S&P 500 AND S&P DOMESTIC INTEGRATED OIL INDEX(1)

                                    [GRAPH]

           MARATHON
              STOCK       S&P 500      S&P OIL INDEX
12/31/94        100           100                100
12/31/95        123           138                114
12/31/96        156           169                144
12/31/97        226           226                171
12/31/98        207           290                139
12/31/99        175           351                173


                       USX-Marathon Group Common Stock
                       S&P 500 Index
                       S&P Domestic Integrated Oil Index






(1)  Total return assumes reinvestment of dividends.

                        COMPARISON OF CUMULATIVE TOTAL RETURN
                  ON $100 INVESTED IN STEEL STOCK ON DECEMBER 31, 1994
                                        VS.
                            S&P 500 AND STEEL INDEX(1)

                                    [GRAPH]

             STEEL STOCK     S&P 500        STEEL INDEX
12/31/94         100           100               100
12/31/95          89           138                83
12/31/96          94           169                69
12/31/97          97           226                63
12/31/98          74           290                60
12/31/99         110           351                53



                       USX-U. S. Steel Group Common Stock
                       S&P 500 Index
                       Steel Index(2)




                (1) Total return assumes reinvestment of dividends.
                (2) The Steel Index consists of the common stocks of AK Steel
                    Corporation, Bethlehem Steel Corporation, LTV Corporation and National Steel Corporation for the period December 31, 1994 through December 31, 1999, and Inland Steel Industries for the period December 31, 1994 through December 31, 1997. Inland Steel Industries sold its steelmaking subsidiary, Inland Steel Co., to Ispat International NV in 1998. The resulting company, Ispat Inland Inc., is not publicly traded.


TRANSACTIONS        In the regular course of its business since January 1,
                    1999, USX and its subsidiaries have had transactions with entities with which certain directors were affiliated. Such transactions were in the ordinary course of business and at competitive prices and terms.
                    We do not consider any such director to have a material interest in any such transaction. We anticipate that similar transactions will occur in 2000.

PENSION BENEFITS


The United States Steel Corporation Plan for Non-Union Employee Pension Benefits is comprised of two defined benefits. One is based on final earnings and the other on career earnings. Directors who have not been employees of USX do not receive any benefits under the plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 2000, Mr. Usher had 34 credited years of service, Mr. Wilhelm 35, Mr. Hernandez 31, Mr. Sandman 7 and Mr. Gedeon 13. If Mr. Gedeon retires with at least 16 credited years of service, USX will pay him an amount equivalent to a final earnings and a supplemental pension calculated as though he had an additional 14 years of service.

                          TABLE OF PENSION BENEFITS
                       FINAL EARNINGS PENSION BENEFITS


Average Annual
Eligible Earnings
for Highest Five
Consecutive Years
in Ten-Year Period           ANNUAL BENEFITS FOR YEARS OF SERVICE
Preceding Retirement

          15 Years   20 Years   25 Years   30 Years   35 Years   40 Years   45 Years
------------------------------------------------------------------------------------
$ 100,000 $ 17,325   $ 23,100   $ 28,875   $ 34,650   $ 40,950   $ 47,250   $ 53,550
  300,000   51,975     69,300     86,625    103,950    122,850    141,750    160,650
  500,000   86,625    115,500    144,375    173,250    204,750    236,250    267,750
  700,000  121,275    161,700    202,125    242,550    286,650    330,750    374,850
  900,000  155,925    207,900    259,875    311,850    368,550    425,250    481,950
1,100,000  190,575    254,100    317,625    381,150    450,450    519,750    589,050
1,300,000  225,225    300,300    375,375    450,450    532,350    614,250    696,150

Annual career earnings pension benefits are equal to one percent of total career eligible earnings plus a 30 percent supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $246,725 for Mr. Usher, $107,163 for Mr. Wilhelm, $155,587 for Mr. Hernandez, $104,289 for Mr. Sandman and $68,370 for Mr. Gedeon. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays. These earnings are reported in the salary column of the Summary Compensation Table on page 20. They do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits; but the final earnings pension is subject to offset for a pension provided outside the plan from a fund to which USX has contributed, and for payments made by USX pursuant to workers' compensation or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the plan.

In addition to the pension benefit described above, members of USX executive management, including all of the executive officers named in the Summary Compensation Table except Mr. Beghini and Mr. Giardini, are entitled, upon retirement after age 60, or before age 60 with USX's consent, to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. These bonuses are reported in the bonus column of the Summary Compensation Table on page 20.

                        SUPPLEMENTAL PENSION BENEFITS

Average Annual
Bonus for Three
Highest Years
in Ten-Year Period
Preceding                  ANNUAL BENEFITS FOR YEARS OF SERVICE
Retirement

          15 Years  20 Years  25 Years   30 Years   35 Years   40 Years   45 Years
----------------------------------------------------------------------------------
$ 100,000 $ 23,100  $ 30,800  $ 38,500   $ 46,200   $ 53,900   $ 61,600 $   69,300
  300,000   69,300    92,400   115,500    138,600    161,700    184,800    207,900
  500,000  115,500   154,000   192,500    231,000    269,500    308,000    346,500
  700,000  161,700   215,600   269,500    323,400    377,300    431,200    485,100
  900,000  207,900   277,200   346,500    415,800    485,100    554,400    623,700
1,100,000  254,100   338,800   423,500    508,200    592,900    677,600    762,300
1,300,000  300,000   400,400   500,500    600,600    700,700    800,800    900,900
1,500,000  346,500   462,200   577,500    693,000    808,500    924,000  1,039,500
----------------------------------------------------------------------------------

Marathon Oil Company provides retirement benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The table is based on a formula of a specified percentage (dependent on years of participation in the Marathon Oil Company Retirement Plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.


Final Average
Earnings for Highest
Three Consecutive
Years in Ten-Year
Period Preceding                 Annual Benefits for Years of Service
Retirement

           20 Years   25 Years   30 Years   35 Years  40 Years(1) 45 Years(1)
-------------------------------------------------------------------------------
$ 100,000  $ 27,414   $ 34,268   $ 41,122 $   47,975   $   51,402  $   51,402
  300,000    91,414    114,268    137,122    159,975      171,402     171,402
  500,000   155,414    194,268    233,122    271,975      291,402     291,402
  700,000   219,414    274,268    329,122    383,975      411,402     411,402
  900,000   283,414    354,268    425,122    495,975      531,402     531,402
1,100,000   347,414    434,268    521,122    607,975      651,402     651,402
1,300,000   411,414    514,268    617,122    719,975      771,402     771,402
1,500,000   475,414    594,268    713,122    831,975      891,402     891,402
2,000,000   635,414    794,268    953,122  1,111,975    1,191,402   1,191,402
-------------------------------------------------------------------------------

(1) Benefits reach their maximum at 37-1/2 years of participation.

Covered earnings include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. These earnings are reported in the salary and bonus columns of the Summary Compensation Table on page 20. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon plan. Mr. Beghini and Mr. Giardini retired on October 31, 1999 with 41 years and 42 years of credited participation, respectively. Mr. Sandman has 20 years of credited participation.

In order to comply with the limitations prescribed by the Internal Revenue Code, pension benefits will be paid directly by USX or by Marathon when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

CHANGE IN CONTROL ARRANGEMENTS



We believe that if a change in control of USX became possible our key officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements with each of the current officers named in the Summary Compensation Table that provide that, if an officer's employment is terminated under certain circumstances following a change in control, the officer will be entitled to the following severance benefits:

- a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the three years before the date of termination,
- a cash payment in settlement of outstanding options,
- life, disability, accident and health insurance benefits for 24 months after termination,
- a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under our pension and welfare benefit plans and those which would be payable if (a) the officer had retired as of the termination date under conditions entitling a retiree under similar circumstances to the highest benefits available under those plans and
  (b) the officer had been absent due to layoff for a year before termination,
- a cash payment equal to the difference between amounts receivable under our savings or thrift plans and amounts which would have been received if the officer's savings had been fully vested, and
- a cash payment of the amount necessary to ensure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

Each agreement is automatically extended each year unless we notify the officer that we do not wish it extended. In any event, however, each agreement continues for two years after a change in control. The severance benefits are payable if, any time after a change in control, the officer's employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer's death or disability or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6 (e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

- any person not affiliated with USX acquires 20 percent or more of the voting power of our outstanding securities,
- the board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the board in this manner,
- USX merges with another company and USX's stockholders end up with less than 50 percent of the voting power of the new entity,
- our stockholders approve a plan of complete liquidation of USX, or
- we sell all or substantially all of USX's assets.

SOLICITATION STATEMENT

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

Dan D. Sandman,
Secretary

March 13, 2000

           USX Corporation
           600 Grant Street
           Pittsburgh, PA 15219-4776


[LOGO]

    USX                                          ATTENDANCE CARD
CORPORATION                             2000 ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders on April 25, 2000.

The Meeting will be held in the Wynfrey Ballroom at the Wynfrey Hotel at Riverchase Galleria, 1000 Riverchase Galleria, Birmingham, Alabama, 35244 at 10:00 A.M. Central Daylight Time.

Attached is your 2000 Proxy Card. The use of an attendance card is for our mutual convenience and your right to attend without an attendance card, upon identification, is not affected.

Dan D. Sandman
SECRETARY

FOR THE PERSONAL USE OF THE NAMED STOCKHOLDER(S) - NOT TRANSFERABLE. PLEASE PRESENT THIS CARD AT REGISTRATION DESK UPON ARRIVAL.


YOU MAY VOTE BY TOLL-FREE TELEPHONE CALL OR ON THE INTERNET OR BY COMPLETING
   THE ATTACHED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING ENVELOPE

  TO VOTE BY TELEPHONE OR INTERNET USE THE CONTROL NUMBER IN THE BOX BELOW

                           YOUR CONTROL NUMBER

           BY TELEPHONE                           BY INTERNET
                         -----------------------

           TOLL-FREE 1-888-216-1303        www.directvote.com

HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU CALL OR VISIT THE INTERNET SITE AND FOLLOW THE PROMPTS.

VOTING IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

DO NOT RETURN THE PROXY CARD IF YOU HAVE VOTED BY TELEPHONE OR INTERNET.

-----------------------------------------------------------------------------
The undersigned hereby appoint(s) Thomas J. Usher, Robert M. Hernandez and Paul J. Wilhelm, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 25, 2000 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

   Proposals of the Board of Directors--The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: (01)Neil R. Armstrong,
(02)Robert M. Hernandez, (03)John F. McGillicuddy, (04)John W. Snow and
(05)Clarence P. Cazalot, Jr.

FOR all nominees                     WITHHOLD AUTHORITY
(except as indicated)     ----       to vote for ALL nominees    ----

   (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE OUT
                      THAT NOMINEE'S NAME.)

Proposal No. 2--Election of PricewaterhouseCoopers LLP as independent
accountants                  FOR         AGAINST         ABSTAIN
                                 -----           -----           -----
-----------------------------------------------------------------------------

Signature(s)
            -------------------------------------------------

-------------------------------------------------------------
                                       Dated             2000
                                             -----------

Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.

     I Will Attend The Annual Meeting
----

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND REPRESENTS YOUR HOLDINGS OF USX-MARATHON GROUP COMMON STOCK AND/OR USX-U.S. STEEL GROUP COMMON STOCK. UNLESS OTHERWISE MARKED, PROXIES ARE TO VOTE FOR PROPOSALS 1 AND 2, AND IN THEIR DISCRETION UPON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.